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                                                                    EXHIBIT 10.2
                             AFFILIATE'S AGREEMENT

                                  March 20, 1997

Olicom A/S
Nybrovej 114
DK-2800 Lyngby
Denmark

Dear Sirs:

         An Agreement and Plan of Reorganization (the "Merger Agreement") dated as of March 20, 1997, has been entered into by and among Olicom A/S, a corporation organized under the laws of the Kingdom of Denmark ("Olicom"), PW Acquisition Corporation, a Delaware corporation ("MergerSub"), and CrossComm Corporation, a Delaware corporation ("CrossComm"). The Merger Agreement provides for the merger of MergerSub with and into CrossComm (the "Merger").
In accordance with the Merger Agreement, shares of CrossComm Common Stock (as defined in the Merger Agreement) owned by me at the Effective Time (as defined in the Merger Agreement) shall be exchanged for the Merger Consideration (as defined in the Merger Agreement) consisting in part of common stock, nominal value DKK 0.25 per share, of Olicom ("Olicom Common Stock") and Warrants (as defined in the Merger Agreement), all as described in the Merger Agreement.

         I have been advised that as of the date of this Agreement I may be deemed to be an "affiliate" of CrossComm, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         In consideration of the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Letter Agreement, and after such consultation with counsel as I deemed necessary or appropriate, I represent, warrant and covenant to Olicom that:

         1. Rule 145. I will not offer, sell, pledge, transfer or otherwise dispose of any of the shares of Olicom Common Stock, any Warrants or any Warrant Shares (as defined in the Merger Agreement) issued to me in the Merger unless at such time either: (i) such transaction shall be permitted pursuant to the provisions of Rule 145 under the Securities Act, (ii) I shall have furnished to Olicom an opinion of counsel, reasonably satisfactory to Olicom, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition; (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, transfer or other disposition shall be effective under the Securities Act; or (iv) I am a partnership and such transaction is a pro rata distribution to my partners (and if my partners are partnerships or closely-held corporations, they may in turn make pro rata distributions to their partners/stockholders), provided that each such transferee agrees that such securities remain subject to the restrictions specified in this paragraph.

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Olicom A/S
March 20, 1997
Page 2


         2.      Legends.

                 (a) I understand that all certificates representing the CrossComm Common Stock, Warrants and Warrant Shares deliverable to me pursuant to the Merger shall bear a legend substantially as follows:

         "The securities represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933 and the other conditions specified in the Affiliate's Agreement dated as of March 20, 1997, between the holder of this certificate and Olicom, a copy of which agreement may be inspected by the holder of the certificate at the principal offices of Olicom or furnished by Olicom to the holder of this certificate upon written request and without charge."

                 (b) I understand that unless the transfer by me of shares of Olicom Common Stock, Warrants and Warrant Shares has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Olicom reserves the right to place the following legend on the certificates issued to my transferee:

         "The securities represented by this certificate were acquired from a person who received such securities in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The securities have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is understood and agreed that the legends set forth in paragraphs
(a) and (b) above shall be removed by delivery of substitute certificates without such legend if I shall have delivered to Olicom a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Olicom, to the effect that such legend is not required for purposes of the Securities Act.

         Olicom, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Olicom Common Stock, Warrants and Warrant Shares which are required to bear the foregoing legend.

                 (c) The restrictions in paragraph 2 shall no longer apply and the legends set forth in this paragraph shall not apply after such time as Rule 145(d), by its terms, is no longer applicable
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Olicom A/S
March 20, 1997
Page 3

to the shares of Olicom Common Stock, Warrants and Warrant Shares delivered pursuant to the Merger, as the case may be.

         3.      Miscellaneous.

                 (a) This Affiliate's Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

                 (b) This Affiliate's Agreement shall be binding on my successors and assigns, including my heirs, executors and administrators.

         I have carefully read this Affiliate's Agreement and discussed its requirements, and other applicable limitations upon my ability to sell, transfer or otherwise dispose of shares of Olicom Common Stock, Warrants and Warrant Shares to the extent I believed necessary, with my counsel or counsel for CrossComm.

                                    Very truly yours,


                                    ------------------------------------------
                                    Signature

                                    Print Name
ACCEPTED:

OLICOM A/S


By:  _________________________
Its: _________________________
DATE:   March __, 1997